NEWS
Cimarex Energy Co.                                                       CIMAREX
1700 Lincoln Street, Suite 1800
Denver, CO 80203
Phone: (303) 295-3995


                  Cimarex Announces Closing of Property Sales

      DENVER, Dec. 21 /PRNewswire-FirstCall/ -- Cimarex Energy Co. (NYSE: XEC) announced today the sale of its Gulf of Mexico Main Pass operated properties for $54 million. Cimarex also closed on its previously announced sale of certain West Texas Spraberry oil properties for $90 million.
      About Cimarex Energy
      Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Permian Basin and Gulf Coast areas of the U.S.
      This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward- looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.